Exhibit 99.1

KITARA MEDIA CORP.

525 Washington Blvd, Suite 2620

Jersey City, New Jersey 07310

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KITARA MEDIA CORP.

This proxy is solicited on behalf of the Board of Directors of Kitara Media Corp. (“Kitara”). The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting of the Stockholders to be held on December 29, 2014 (the “meeting”). Please mark your vote in black ink, sign, date, and mail your proxy card in the envelope provided as soon as possible. Please do not write outside the designated areas. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

The undersigned appoints Robert Regular and Jonathan J. Ledecky as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Kitara held of record by the undersigned on December 2, 2014, at the meeting, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A to 2F, 3 AND 4 HEREIN. THE KITARA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A to 2F, 3 AND 4 HEREIN.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2A to 2F, 3 AND 4 HEREIN. THE KITARA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2A to 2F, 3 AND 4 HEREIN.

1.	To adopt the Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara, Kitara Holdco Corp. (“New Holdco”) and Kitara Merger Sub, Inc. (“Merger Sub”), as it may be amended (the “Merger Agreement”), and to approve the merger contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material provisions in the New Holdco certificate of incorporation that will be in effect after the completion of the merger and that are not in, or that are different from comparable provisions in, the current Kitara amended and restated certificate of incorporation:

2a.	New Holdco will have 500,000,000 shares of common stock, which is 200,000,000 more shares than Kitara is authorized to issue under the Kitara amended and restated certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Any director or the entire board of directors generally may be removed, with or without cause, by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required to amend any provision of the New Holdco certificate of incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2d.	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required for the stockholders of New Holdco to amend any provision of the bylaws of New Holdco.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2e.	New Holdco shall not be bound or governed by, or otherwise subject to, Section 203 of the Delaware General Corporation Law.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2f.	Certain actions and proceedings with respect to New Holdco may be brought only in a court in the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the New Holdco 2014 Long-Term Incentive Equity Plan, which is an incentive equity compensation plan for directors, officers, employees, consultants and other service providers of New Holdco and its subsidiaries.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the special meeting to adopt the merger agreement and approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign using the full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership’s name by a duly authorized person.

Name of Stockholder: _______________________________________________________________

(Please Print)

Number of Shares: _________________________________________________________________

Signature of Stockholder:* ___________________________________________________________

Signature of Stockholder: Date: ________________________________________________________